EXHIBIT 23.3
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-1 of our report dated July 10, 1997 except as to the third paragraph of footnote 2 and footnote 11 for which the date is July 24, 1997, on our audit of the financial statements of the Air Restraint/Industrial Fabrics Division of JPS Textile Group, Inc. We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.
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    Coopers & Lybrand L.L.P.

Spartanburg, South Carolina
December 8, 1997